EXHIBIT 5

BAKER & DANIELS LLP
                                                          300 NORTH MERIDIAN STREET
                                                                SUITE 2700
                                                          INDIANAPOLIS, INDIANA 46204
                                                               (317) 237-0300

June 22, 2005

Hurco Companies, Inc.
One Technology Way
Indianapolis, IN 46268

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Hurco Companies, Inc., an Indiana corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 250,000 shares (the “Shares”) of the Company’s common stock, no par value, pursuant to the Company’s 1997 Stock Option and Incentive Plan, as amended (the “Plan”).

In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. For purposes of this opinion, we have assumed that the Shares will be issued in accordance with the terms of the Plan.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ BAKER & DANIELS LLP